Exhibit 10.22

AXOGEN, INC.
NON–INCENTIVE STOCK OPTION AGREEMENT

This Non–Incentive Stock Option Agreement, effective as of this [.] day of [.], 20[.] (the “Effective Date”), by and between AxoGen, Inc., a Minnesota corporation (the “Company”), and [.] (“Optionee”).

WHEREAS, the Company wishes to grant this stock option to Optionee pursuant to the AxoGen, Inc. 2010 Stock Incentive Plan, as amended and restated (the “Plan”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.Grant of Option.  The Company hereby grants to Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of [.] shares (the “Shares”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company at the exercise price of $[.] per Share on the terms and conditions set forth herein.  It is understood and agreed that such price is not less than 100% of the Fair Market Value (as defined in the Plan) of each such Share on the Effective Date.  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.Duration and Exercisability.  The Option may not be exercised by Optionee except as set forth herein, and the Option shall in all events terminate ten (10) years from the date hereof (the “Termination Date”).

(a)During the lifetime of Optionee, the Option shall be exercisable only by Optionee.  The Option shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.

(b)The Option shall become exercisable on the following dates, if the Grantee is a Service Provider (as defined in the Plan) on the applicable vesting date:

[.]

The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option.  If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

3.Exercise of Option After Death or Departure from Board of Directors.

(a)In the event Optionee ceases to serve as a member of the Board of Directors of the Company or its subsidiaries, if any, for any reason, including death or disability, other than Optionee’s gross and willful misconduct, Optionee shall continue to have the right to exercise this Option at any time within the term of this Option to the extent of the full number of Shares Optionee was entitled to purchase under this Option on the date of such termination.

(b)In the event Optionee ceases to serve as a member of the Board of Directors of the Company or its subsidiaries, if any, by reason of Optionee’s gross and willful misconduct during the course of services, which shall include, but not be limited to, the wrongful appropriation of funds of the Company or the commission of a gross misdemeanor or felony, this Option (whether or not vested and exercisable) shall be terminated as of the date of the misconduct.

(c)Notwithstanding the above, in no case may this Option be exercised to any extent by anyone after the Termination Date.

4.Change in Control.

(a)In the event that a “Change in Control” (as hereinafter defined) occurs, all outstanding Options, whether or not vested, shall be subject to the agreement pursuant to which such Change in Control is consummated.  Such agreement shall provide for one or more of the following:

(i)        the continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

(ii)       the assumption of such outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code; or

(iii)      the substitution by the surviving corporation or its parent of new options for such outstanding Options in a manner that complies with Section 424(a) of the Code.

(b)A “Change in Control” of the Company shall be deemed to have occurred if:

(i)        any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall, together with his, her or its “Affiliates” and “Associates” (as such terms are defined in Rule 12b–2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d–3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (any such person being hereinafter referred to as an “Acquiring Person”);

(ii)       the “Continuing Directors” (as hereinafter defined) shall cease to constitute a majority of the Company’s Board of Directors during a 12-month period;

(iii)      there should occur (A) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (i) the Company is the surviving corporation and (ii) the stockholders of the Company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(c)“Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who (i) was a member of the Company’s Board of Directors on the date of grant of the Option or (ii) subsequently became a member of the Board of Directors, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors.

5.Manner of Exercise.

(a)The Option may only be exercised by Optionee or other proper party within the option term by delivering written notice of exercise to the Company at its principal executive office.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the exercise price for all of the Shares designated in the notice.

(b)Payment of the exercise price shall be made by:

•	certified or bank cashier’s check payable to the Company (cash);
•	tender of shares of the Company’s Common Stock, which, unless the Committee provides its consent, must have been, previously owned by Optionee, having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or a combination of cash and shares equal to such exercise price;

•

attestation of the Company’s Common Stock valued at Fair Market Value as of the date of exercise of the Option equal to the exercise price of the Option, or a combination of cash and shares equal to such exercise price; or

•

net settlement of the Option, using a portion of the Shares to be obtained on exercise in payment of the exercise price of the Option (and, if applicable, any required minimum tax withholding or such greater amount permitted under FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, and amendments thereto, for equity-classified awards).

6.  Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split–up, spin–off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or other similar corporate transaction or event affects the Common Stock such that an adjustment is necessary pursuant to Section 4(c) of the Plan in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and all or any portion of the Option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding Option shall be made as determined by the Committee in accordance with the provisions of Section 4(c) of the Plan in order to prevent dilution or enlargement of Option rights.

7.  Miscellaneous.

(a)Plan Provisions Control.  In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(b)No Rights of Shareholders.  Neither Optionee, Optionee’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a shareholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Optionee, Optionee’s legal representative or permissible assignee, as applicable.

(c)No Right to Continuance of Services.  This Agreement shall not confer on Optionee any right with respect to the continuance of any relationship with the Company or any subsidiary of the Company, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(d)Governing Law.  The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the laws of the State of Minnesota.

(e)Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.

(f)No Trust or Fund Created.  Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and Optionee or any other person.

(g)Headings.  Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(h)Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of the NASDAQ Global Market or any other applicable stock exchange and the Minnesota Business Corporation Act.  As a condition to the exercise of the Option, the Company may require that the person exercising or paying the exercise price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(i)Withholding.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to assure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

(j)Consultation With Professional Tax and Investment Advisors.  Optionee acknowledges that the grant, exercise, vesting or any payment with respect to this Option, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Code or under local, state or international tax laws. Optionee further acknowledges that such Optionee is relying solely and exclusively on Optionee’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, Optionee understands and agrees that any and all tax consequences resulting from this Option and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of Optionee without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, effective as of the Effective Date.

AXOGEN, INC.

By:
Name: [.]
Its: [.]

Date: [.]

OPTIONEE

[.]

Date: [.]